UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

[ x ]  Filed by the registrant
[    ]  Filed by a party other than the registrant

Check the appropriate box:

[    ] Preliminary Information Statement
[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ x ] Definitive Information Statement

VILLAGEEDOCS

(Name of Registrant as Specified In Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.
3) Filing Party:
4) Date Filed:

INFORMATION STATEMENT

VILLAGEEDOCS
14471 Chambers Road, Suite 105
Tustin, California  92780

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the voting capital stock of the Company.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The matter upon which action is being taken are:

1.                Amend the Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 250,000,000 to 400,000,000, with no stated par value per share; and

2.                Amend the Company's 2002 Equity Incentive Plan (the "Incentive Plan") to increase the number of shares authorized to be issued there under from 28,000,000 shares to 60,000,000 shares.

The shareholders holding shares representing 70% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions.  The approval by the shareholders will not become effective until 20 days from the date of the mailing of this Information Statement to the Company's shareholders.

The Company's Board of Directors approved these actions on December 6, 2005 and recommended that the Articles of Incorporation and the Incentive Plan be amended to reflect the above action.  The proposed Amendment to the Articles of Incorporation will be filed with the California Secretary of State and will be effective when filed.  The anticipated filing date will be approximately 20 days from the date of the mailing of this Information Statement to the Company's shareholders.  The amendment to the Incentive Plan will become effective upon the date of the mailing of this Information Statement to the Company's shareholders.

If the proposed actions had not been adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company's Shareholders at a Special Shareholder's Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by Section 603 of the California General Corporation Law, (the "California Law").  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to Section 603 of the California Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about December 19, 2005.  The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was December 12, 2005, (the "Record Date").

Outstanding Voting Stock of the Company

As of the Record Date, there were 99,167,526 shares of Common Stock, and 13,500,000 shares of Series A Convertible Preferred Stock, issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

Dissenter's Rights of Appraisal

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended, and the California Law. No dissenters' rights under the California Law are afforded to the company's stockholders as a result of the adoption of these resolutions.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock owned as of the Record Date beneficially by (i) each person who beneficially owns more than 5% of the outstanding Common Stock, (ii) each director of the Company,  (iii) the President and Chief Executive Officer of the Company, the executive officers and significant employees of the Company whose cash and non-cash compensation for services rendered to the Company for the year ended December 31, 2004 exceeded $100,000, and (iv) all of our directors, executive officers, and significant employees as a group:

--------------------------------------------------------------------------------------------
Name of Beneficial	Amount and Nature of	Percent
Owner (1)	Beneficial Ownership (2)	of Class (3) (4)
------------------------------------	----------------------------------	-----------------
James Townsend (5)	11,082,046	9.4

C. Alan Williams (6)	64,883,068	54.4

K. Mason Conner (7)	3,325,925	2.8

J. Thomas Zender (8)	1,423,827	1.2

H. Jay Hill (9)	2,389,827	2.0

James L. Kolassa (10)	360,000	*

James L. Campbell (11)	5,260,000	4.4

Stephen A. Garner (12)	5,260,000	4.4

Ricardo A. Salas	--	*

Jerry T. Kendall	--	*

All directors, executive officers,
and significant employees as a
group (11 persons) (13)	20,866,352	17.5
-------------------------------------------------------------------------------------------

* Less than 1%

(1)  The address of each individual is in care of the Company.

(2)  Represents sole voting and investment power unless otherwise indicated.

(3)  Based on approximately 99,167,526 shares of the Company's Common Stock outstanding at November 30, 2005,  plus, as to each person listed, that  portion of Company Common Stock subject to outstanding options, warrants, and convertible debt which may be exercised or converted by such person, and as to all directors and executive officers as a group, unissued shares of  Company Common Stock as to which the members of such group have the right to acquire beneficial ownership upon the exercise of stock options or  warrants, or conversion of convertible debt within  60 days of November 30, 2005.

(4)  Excludes 70,646,549 shares reserved for issuance under outstanding options and warrants.

(5)  Includes options to acquire 58,767 shares of Common Stock at $2.50 per share, and options to purchase 101,795 shares of Common Stock at $0.1875 per share.

(6)  Includes $153,786 of debt and accrued interest convertible to 1,229,897 shares of Common Stock at $0.14 per share and warrants to acquire 5,000,000 shares at $0.10 per share.

(7)  Includes options to acquire 600,000 shares of Common Stock at $0.25 per share, options to acquire 58,767 shares at $2.50 per share, options to acquire 1,719,658 shares at $0.1875 per share, options to acquire 700,000 shares at $0.15 per share, and warrants to acquire 200,000 shares at $0.15 per share.

(8) Includes options to acquire 290,000 shares of Common Stock at $0.20 per share, options to acquire 58,767 shares at $2.50 per share, and options to acquire 735,060 shares at $0.1875 per share, and options to acquire 100,000 shares at $0.15 per share.

(9) Includes options to acquire 200,000 shares of Common Stock at $0.20 per share, options to acquire 58,767 shares at $2.50 per share, options to acquire 549,062 shares at $0.1875 per share, options to acquire 600,000 shares at $0.18 per share, options to acquire 400,000 shares at $0.10 per share, options to acquire 100,000 shares at $0.15 per share, and warrants to acquire 350,000 shares at $0.15 per share.

(10) Includes options to acquire 360,000 shares of Common Stock at $0.18 per share.

(11)  Includes debt convertible to 1,960,000 shares of Common Stock at $0.102 per share

(12)  Includes debt convertible to 1,960,000 shares of Common Stock at $0.102 per share

(13)  Includes 66,667 shares and options to purchase 120,000 shares of Common Stock at $2.50 per share, options to purchase 387,500 shares of Common Stock at $0.1875 per share, and options to purchase 130,000 shares of Common Stock at $0.15 per share held by Michael A. Richard.  Also includes warrants to purchase 1,200,000 shares of Common Stock at $0.15 per share held by Alexander Riess and warrants to purchase 800,000 shares of Common Stock at $0.15 per share held by William Falcon.

Securities Authorized for Issuance Under Equity Compensation Plans

The following provides information, as of December 31, 2004, concerning compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)
	---------------------	-------------------	---------------------
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighed-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
--------------------------	--------------------	-----------------	--------------------
Equity compensation plans approved by
security holders	20,093,670	$ 0.41	12,906,330

Equity compensation plans not approved by security
holders	5,016,000	$ 0.10	--
	--------------------	---------------------	--------------------
Total	25,109,670	$ 0.35	12,906,330

PROPOSAL #1
AMENDMENT OF ARTICLES OF INCORPORATION

Purpose and Effect of the Action

Amend the Articles of Incorporation to increase the authorized Common Stock from 250,000,000 shares to 400,000,000 shares.

The Company's current Articles of Incorporation provides for an authorized capitalization consisting of 250,000,000 shares of common stock.   As of the Record Date, there were 99,167,526 shares of common stock outstanding.  The Board of Directors believes that it is in the best interest of both the company and its stockholders to increase the authorized shares of common stock from 250,000,000 authorized shares to 400,000,000 shares.

A copy of the Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit 3.1.

The increase in the authorized Common Stock will become effective upon the filing of the amendment with the Secretary of State of the State of California, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

(a) Reason for Increase

The Board of Directors and the Company's stockholders approved the increase in the authorized Common Stock in order to ensure that the Company has sufficient shares of Common Stock to meet its existing obligations. As a result of the increase in authorized Common Stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends.

(b) Effects of Increase

In general, the issuance of any new shares of Common Stock will cause immediate dilution to the Company's existing stockholders, may affect the book value or market price of our common stock, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company.  Issuance of additional common stock will reduce the proportionate ownership and voting power of our then existing shareholders.  Another effect of increasing the Company's authorized Common Stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management.  The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the Common Stock.  Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.  The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized Common Stock be utilized as an anti-takeover measure.

The Company anticipates that the Amendment will be effective twenty (20) days after the mailing of this Information Statement;  that is, it will be effective on approximately January 9, 2006 or shortly thereafter.

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE AMENDMENT OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROPOSAL #2
AMENDMENT OF INCENTIVE PLAN

Purpose and Effect of the Action

Amend the Company's Incentive Plan to increase the number of shares of Common Stock available for issuance pursuant to such plan, from 28,000,000 shares to 60,000,000 shares.

The Company's Incentive Plan currently provides for granting of options with respect to up to 28,000,000 shares of Common Stock.   As of the Record Date, there were options outstanding to purchase 22,998,670 shares of common stock pursuant to the Incentive Plan.  The Board of Directors believes that it is in the best interest of both the company and its stockholders to amend the Incentive Plan to increase the number of shares of common stock available for issuance pursuant to the Incentive Plan to 60,000,000 shares.

The Board of Directors believe that the Incentive Plan promotes the financial success and interests of the Company and increase stockholder value by giving incentives to employees, including executives and selected management employees.

The amendment to the Incentive Plan to increase in the number of shares of Common Stock available for issuance there under will become effective upon the mailing of this Information Statement to the Company's stockholders.

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE AMENDMENT OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FINANCIAL AND OTHER INFORMATION

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 10-KSB for the period ended December 31, 2004 and other periodic filing with the Securities and Exchange Commission ("SEC)" which we file from time to time.  This information may be found on the SEC's EDGAR database at www.sec.gov.

COST OF INFORMATION STATEMENT AND DELIVERY OF DOCUMENTS TO MULTIPLE SHAREHOLDERS SHARING AN ADDRESS

We will bear the cost of preparing, printing, and mailing this Information Statement.

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from such shareholders. Upon receipt of such notice, we will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given verbally by telephoning our offices at (714) 368-8705 or by mail to 14471Chambers Road, Suite 105, Tustin, CA  92780.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Michael A. Richard

Date:

December 19, 2005

Michael A. Richard
Chief Financial Officer